Exhibit 10.5

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Pledge Agreement”) is made as of August 26, 2004, by and between

Ocean Tian Di Communication Technology Co., Ltd. (Guangzhou), a wholly foreign-owned enterprise under the laws of the People’s Republic of China (the “PRC”) (hereinafter referred to as the “WOFE”);

and

Li Shun Xing, a male PRC male citizen, holding Identity Certificate number                 ;

Li Xiang Ning, a male PRC citizen, holding Identity Certificate number                 ;

Pang Da Qing, a male PRC citizen, holding Identity Certificate number                 ;

Xie Li, a female PRC citizen, holding Identity Certificate number                 .

(Each of Li Shun Xing, Li Xiang Ning, Pang Da Qing, and Xie Li, is a “Pledgor”, and collectively, they are the “Pledgors”.)

(Each of Li Shun Xing, Li Xiang Ning, Pang Da Qing, Xie Li, and the WOFE is a “Party”, and collectively, they are the “Parties”.)

WHEREAS, the Pledgors hold all of the shares (the “Pledged Shares”) of Weida Communications Technology Company Limited (the “Company”), a PRC company which the Parties intend to convert into a Sino-foreign Equity Joint Venture (the “EJV”) under the laws of the PRC;

WHEREAS, on August 27, 2004, the Company and the WOFE entered into a Service and Support Agreement dated as of August 26, 2004 (the “Service Agreement”), under which the Company shall pay certain fees to the WOFE as the compensation for services provided by the WOFE;

WHEREAS, the Pledgors agree to secure the obligations the Company under the Service Agreement by a pledge of the Pledged Shares, according to the terms and conditions hereof;

NOW THEREFORE, after friendly negotiations based on the principles of equality and mutual benefit, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Pledge of Shares as Security

1.01       The Pledgors hereby pledge (the “Pledge”) the Pledged Shares and all dividends, proceeds, rights, privileges, and interests pertaining thereto, as of the date of signing this

Pledge Agreement, to the WOFE, as security for the Company’s timely performance of all of the Company’s obligations under the Service Agreement.

2.  Pledged Shares

2.01       The Pledged Shares shall include the following shares, together with all of the dividends, proceeds, rights, privileges, and interests pertaining thereto:

95% of the equity interest in the Company, which 95% is presently held by Li Shun Xing,

2% of the equity interest in the Company, which is presently held by Li Xiang Ning;

2% of the equity interest in the Company, which is presently held by Pang Da Qing, and

1% of the equity interest in the Company, which is presently held by Xie Li.

3. The Rights Secured

The obligations of the Company, and the corresponding rights of the WOFE (the “Rights”), secured by the Pledgors under this Pledge Agreement shall be all of the rights and interests of the WOFE under the Service Agreement, including but not limited to any or all rents, consulting fees, service fees, damages arising from breach, and interest on any of the foregoing, to be collected by WOFE from the Company, and any and all costs or expenditures incurred by the WOFE in exercising and enforcing its rights under this Pledge Agreement.

4. Record

4.01       The Pledgors shall, immediately upon the execution of this Pledge Agreement, cause the Company to record the Pledge hereunder in its stock ledger, and deposit with the WOFE all the share certificates of the Pledged Shares (or corresponding documentation of ownership of the registered capital of the EJV), together with the related instruments of transfer, duly executed by the Pledgors, for the purpose and intent that the WOFE may designate any third-party, at any time of a default under the Service Agreement or this Pledge Agreement, to present them for registration. The Parties shall also comply expeditiously and in good faith with any other registration procedures as may be required by applicable laws and regulations to effectuate and implement this Pledge Agreement.

5. Effectiveness

5.01       The Pledge under this Pledge Agreement shall become effective as of the date that the Pledge is recorded in the stock ledger of the Company, pursuant to paragraph 4 hereof, and terminate at such time as the Company’s obligations under the Service Agreement shall terminate.

6. Representation and Warranties

6.01       Each of the Pledgors represents and warrants to the WOFE that:

a)                  they are the sole, absolute registered holders of all the Pledged Shares, free from any Encumbrances (as defined below) and will not create or attempt to create or permit to arise or exist any Encumbrance (other than the Pledge under this Pledge Agreement, and such other agreements or matters which shall have the prior written approval of the WOFE) on or over the Pledged Shares; (The term “Encumbrances” means any mortgage, charge, pledge, lien, assignment, security, interest, or trust arrangement or other security arrangement or agreement or any right conferring a priority of payment. In the event that the Pledgors are holding any of the Pledged Shares in any trust or other arrangement, then the Pledgors represent and warrant that they have obtained all approvals, consents, or authorizations necessary to ensure the effectiveness of the Pledge hereunder.)

b)                 the Pledged Shares are and will at all times be fully paid;

c)                  the Pledged Shares have been and will at all times be duly authorized and validly issued and are and will at all time be free from any restriction of transfer or rights of pre-emption;

d)                 this Pledge Agreement, as executed and delivered, constitutes a legal, valid and binding obligation on the Pledgors, enforceable in accordance with its terms;

e)                  the execution and delivery of, and the performance of the provisions of this Pledge Agreement by the Pledgors do not, and will not during the continuance of this Agreement:

i)                     contravene any existing applicable law; or

ii)                  contravene any contractual restriction binding on the them or any of their assets;

f)                    if and at such time as the Company is converted from a domestic PRC company into a Sino-foreign Equity Joint Venture, then the Pledgors shall immediately do any and all acts, execute any and all documents, and obtain any and all governmental approvals, as may be necessary or appropriate to effectuate the purpose and intent of this Pledge Agreement, namely, that the registered capital of the EJV held by the Pledgors shall be entirely pledged to the WOFE as security for the full and timely performance of the Service Agreement.

6.02                    Each of the Pledgors shall promptly inform the WOFE of the occurrence of any event of which they become aware which might adversely affect their ability to perform the Pledgor’s obligations under this Pledge Agreement.

6.03                    The Pledgors covenant and undertake that until the Service Agreement has expired, they will promptly provide to the WOFE all financial information relating to the Company as the WOFE may from time to time reasonably require.

6.04                    Without the prior written approval of WOFE, the Pledgors shall not do or cause or permit anything to be done which might adversely affect the security created by this Pledge Agreement, or which is a variation or abrogation of the rights attached to or conferred by the Pledged Shares.

6.05                    The Pledgors hereby undertake with WOFE that the Pledgors will procure the giving by the Directors of all consents, approvals and directions which WOFE may require for perfecting the title of WOFE to the Pledged Shares.

7. Exercising and Enforcing this Pledge Agreement

7.01                    The Pledgors covenant that in the event that the Company fails to pay any amount due under the Service Agreement or otherwise fails to honor the WOFE’s Rights, then the WOFE shall be entitled to designated any third- party/parties to acquire the Pledged Shares, or auction or sell the Pledged Shares, with the WOFE being given preference as o the sales proceeds.

7.02                    The WOFE shall pay the surplus of any such sale or disposal of the Pledged Shares to the Pledgors.  The Company shall remain liable for any shortfall or deficit between the amounts due under the Service Agreement and the proceeds of the sale or disposal of the Pledged Shares.

8. Miscellaneous Provisions

8.01                    This Pledge Agreement shall be construed in accordance with the laws of the PRC.  Any unresolved dispute shall be submitted to arbitration in Hong Kong, conducted by the Hong Kong International Arbitration Centre (the “HKIAC”), under the rules of the HKIAC.

8.02                    The titles or captions to sections or subsections of this Pledge Agreement have been inserted for reference purposes only and shall not be used to construe or interpret this Pledge Agreement.

8.03                    If one or more provisions of this Pledge Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Pledge Agreement and the balance of this Pledge Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

8.04                    This Pledge Agreement shall not be amended or waived, except with the written consent of the WOFE.

8.05                    No delay or omission in exercising any right, power, or remedy under this Pledge Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any breach, default or noncompliance, or any acquiescence therein

8.06                    All remedies under this Pledge Agreement shall be cumulative and not exclusive of any remedies provided by law.

8.07                    This Pledge Agreement may be executed by the Parties in counterparts.

8.08                    This Pledge Agreement is being executed in English and Chinese versions, with both versions being of equal standing.

IN WITNESS WHEREOF, the Parties have executed this Pledge Agreement as of the date first above written.

The Pledgors:

Li Shun Xing
Signature:

/s/ Li Shun Xing

Li Xiang Ning
Signature:

/s/ Li Xiang Ning

Pang Da Qing
Signature:

/s/ Pang Da Qing

Xie Li
Signature:

/s/ Xie Li

The WOFE:

Ocean Tian Di Communication Technology Co., Ltd. (Guangzhou)

By	/s/ Jack Chin
Name: Jack Chin
Title: Legal Representative